EXHIBIT 99.1
News Release

NYSE:	BVC
Web Site:	www.bayviewcapital.com
Contact:	John Okubo
(650) 294-7778
Filed by Bay View Capital Corporation (Commission File Number: 001-14879)
Pursuant to Rule 425 under the Securities Act of 1933, as amended and deemed filed under Rule 14a-12 under the
Securities Exchange Act of 1934, as amended
Subject Company: Great Lakes Bancorp, Inc.
Commission File Number: 000-50267
FOR IMMEDIATE RELEASE
March 17, 2006

Bay View Capital Corporation Announces 2005 Results

San Mateo, California — Bay View Capital Corporation (the “Company”) today announced that its consolidated net loss for the year ended December 31, 2005 was $34.5 million, or $5.22 per diluted share, compared to a net loss of $3.9 million, or $0.59 per diluted share, for the year ended December 31, 2004.
     Results for the year included a charge of $25.3 million to record a full valuation allowance on the Company’s deferred tax assets as of December 31, 2005. As a result of the Company’s consolidated pre-tax loss of $11.9 million for the year ended December 31, 2005 and in accordance with generally accepted accounting principles, or GAAP, the Company concluded that its net deferred tax assets of $46.8 million at December 31, 2005 should be fully reserved. Under GAAP, the Company is required to recognize a valuation allowance on its deferred tax assets if, based upon the weight of available evidence, it is more likely than not that some or all of the asset may not be realized. The realization of the deferred tax asset is dependent on the generation of future taxable income and, given the Company’s significant losses, management has made a judgment that a full valuation allowance is prudent at this time. In reaching this conclusion, the Company did not take into consideration the future taxable income that may arise from the previously announced pending sale of BVAC to a subsidiary of AmeriCredit Corp. and the pending merger with Great Lakes Bancorp, Inc. The Company’s establishment of the full valuation allowance does not affect its net operating loss carryforwards, which totaled $143.4 million at December 31, 2005 and remain available to offset future taxable income. Upon the consummation of the merger, the carrying value of the deferred tax assets will be reevaluated as part of purchase accounting based on estimates of future taxable income of the combined company.
     The Company expects to file its Form 10-K Annual Report for 2005 in the next several days. The 10-K will contain management’s discussion and analysis of the Company’s 2005 results of operations.
     In connection with the previously announced merger with Great Lakes, the Company has received Federal Reserve approval of its application to become a bank holding company as well as New York State Banking Board approval of the merger. “We are very pleased to have received these approvals from the bank regulatory authorities and look forward to presenting these transactions to our stockholders,” stated Charles G. Cooper, the Company’s President and Chief Executive Officer. The merger remains subject to approval by the Company’s stockholders and those of Great Lakes. The Company currently anticipates that the joint proxy statement/prospectus will be mailed to stockholders of the Company and Great Lakes in early April.
     Bay View Capital Corporation is a financial services company headquartered in San Mateo, California. Its common stock is listed on the NYSE: BVC.
Not a Proxy Statement
     This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of the Company or Great Lakes Bancorp, Inc. and does not constitute an offer of any securities of the Company for sale. Any solicitation of proxies will be made only by the joint proxy statement/prospectus of the Company and Great Lakes Bancorp, Inc. that will be mailed to all stockholders promptly after it is declared effective by the SEC. Investors and security holders of Great Lakes Bancorp are urged to read the proxy statement/prospectus of the Company and the relevant materials when they become available, because they will contain important information about Great Lakes, the Company and the merger. The proxy statement/prospectus and other relevant materials, when they become available, may be obtained free of charge at the SEC’s web site at www.sec.gov.
Forward-Looking Statements
     All statements contained in this release that are not historic facts are based on current expectations. Such statements are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) in nature and involve a number of risks and uncertainties. Although the Company currently believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated by the forward-looking statements will be realized. For information regarding factors that could cause the results contemplated by the forward-looking statements to differ from expectations, such as the inability to achieve any financial goals related to contemplated asset resolution, including the inability to use net operating loss carryforwards that the Company currently has and the inability to consummate strategic initiatives including the consummation of the merger transaction with Great Lakes and sale of BVAC, please refer to the Company’s periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person. The Company disclaims any obligation to update such forward-looking statements or to announce publicly the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.